UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2013

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue
Wilsonville, Oregon 97070
(503) 498-3547
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 23, 2013, the Company’s Board of Directors approved an amendment to the Company’s Second Restated Bylaws (“Bylaws”) which:  (i) added Article VIII - Exclusive Forum, (ii) corrected certain typographical errors in the prior version of the Bylaws, and (iii) renumbered former Articles VIII and IX to conform with the newly added Article VIII.  New Article VIII provides as follows:

ARTICLE VIII
EXCLUSIVE FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Oregon Business Corporation Act or the Articles of Incorporation or these Second Restated Bylaws (as either may be amended or restated from time to time), or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall be a state court located within the State of Oregon (or, if no state court located within the State of Oregon has jurisdiction, the federal district court for the District of Oregon).

The foregoing description of the amendment to the Company's Bylaws is qualified in its entirety by the full text of the Second Restated Bylaws (as amended effective October 23, 2013), a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
The following exhibits are furnished herewith:
3.1    Second Restated Bylaws of FLIR Systems, Inc., as amended through October 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on October 30, 2013.

FLIR SYSTEMS, INC.
(Registrant)

By /s/ Anthony L. Trunzo
Anthony L. Trunzo
Sr. Vice President, Finance and Chief Financial Officer
(Duly Authorized and Principal Financial Officer)